                                                                     EXHIBIT 3.6

                                                                       Exhibit A
                                                                      Schedule 2
                                                                    Page 1 of 13

                                    BY-LAWS

                                      of

                     McCULLOCH INTERSTATE GAS CORPORATION

                            A DELAWARE CORPORATION

                                   ARTICLE I
                                   ---------

                           Meetings of Stockholders
                           ------------------------

          Section 1. Annual Meeting. The annual meeting of stockholders for the
          ---------  --------------
election or directors and for the transaction of such other business as may properly come before such meeting shall be held on the second Thursday in May of each year, beginning with the annual meeting to be held in 1970, but if such day be a legal holiday under the laws of the state where such meeting is to be held, then on the next succeeding day not a legal holiday under the laws of such state at 10:00 A.M., or at such hour as may from time to time be designated by the Board of Directors and specified in the notice of the meeting.

          Section 2. Special Meetings. A special meeting of stockholders may be
          ---------  ----------------
called by the Chairman of the Board of Directors or by the President or by resolution of the Board of Directors at any time and shall be called by the President or the Board of Directors whenever requested in writing so to do by the holders of record of at least one-third (1/3) of the issued and outstanding shares of the Company having voting power.

          Section 3. Place of Meetings. The meetings of stockholders shall be
          ---------  -----------------
held at the principal office of the Company in the State of California, or at such other place within or without the State of Delaware as may from time to time be designated by the Board of Directors and specified in the notice of the meeting or in any waivers of notice thereof; provided, however, that the place
                                             --------  -------
of meeting for the election of Directors shall not be changed within sixty (60) days next before the day on which the election is to be held and, at least twenty (20) days before the election is held, a notice of any such change shall be given to each stockholder in person or by letter mailed to his last known post office address.

          Section 4. Notice of Meetings. Except as otherwise provided by law,
          ---------  ------------------
notice of the time and place of holding each annual or special meeting of stockholders and, in the case of a special meeting, stating the purpose for which the meeting

                                                                       Exhibit A
                                                                      Schedule 2
                                                                    Page 2 of 13


is called shall be in writing and shall be sent by mail, postage prepaid, or shall be given personally to each stockholder of record of the Company entitled to vote at such meeting not less than ten (10) days nor more than forty (40) days before the time fixed for said meeting; if mailed, such notice shall be addressed to such stockholder at his address of record appearing on the stock book of the Company, unless the Company has been requested to send notices intended for such stockholder to another address, in which event, such notice shall be addressed accordingly. No notice of an adjourned meeting of stockholders need be given unless expressly required by statute.

          Section 5. Quorum. Except as otherwise provided by statute, the
          ---------  ------
holders of record of a majority in number of the issued and outstanding shares of the Company entitled to vote at such meeting must be present in person or by proxy, at each meeting of stockholders, to constitute a quorum for the transaction of business. Whether or not there is a quorum at any meeting, the holders of a majority in number of the shares of the Company present and entitled to vote thereat may adjourn the meeting from time to time. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally noticed.

          Section 6. Voting. At each meeting of stockholders, each holder of
          ---------  ------
record or shares of the Company having voting power who is present shall be entitled to one vote for each such share held by him.

          Neither the election of directors, nor, except as may otherwise be provided by law, any other vote of stockholders, need be by ballot unless a qualified voter present so requests. In any vote by ballot a ballot shall be signed by the stockholder or proxy voting and shall state the number of shares voted thereby.

          No proxy shall be valid after the expiration of three (3) years from the date of its execution, unless such proxy shall, on its face, name a longer period for which it is to remain in force.

          Shares of its own capital stock belonging to the Company shall not be voted directly or indirectly.

          At each annual meeting of stockholders two inspectors of election shall be appointed by the chairman. If there be a failure to appoint inspectors or if any inspector appointed be absent or refuse to act or if his office becomes vacant, the stockholders present at the meeting, by a per capita vote, shall

                                                                       Exhibit A
                                                                      Schedule 2
                                                                    Page 3 of 13


choose temporary inspectors of the number required. The inspectors appointed to act at any meeting of stockholders, before entering upon the discharge of their duties, shall be sworn faithfully to execute the duties of inspectors at such meeting with strict impartiality and according to the best of their ability, and the oaths so taken shall be subscribed by them and shall, together with a certificate of the result of the vote taken thereat, be delivered by them to the secretary of the meeting and filed with the records of the meeting.

          Section 7.  When a Stockholder is Deemed to be "Present". For the
          ---------   -------------------------------------------
purpose of determining a quorum or the right to vote or to be heard on any question, a holder of record of shares of the Company having voting power shall be deemed to be "present" at any meeting of stockholders if he is present in person or is represented by a proxy appointed by an instrument in writing subscribed by or on behalf of such stockholder or by his representative thereunto duly authorized and filed with the secretary of the meeting.

                                  ARTICLE II
                                  ----------

                              Board of Directors
                              ------------------

          Section 1. General Powers. The business of the Company shall, except
          ---------  --------------
as otherwise expressly provided by law or by the Certificate of Incorporation of the Company, be managed by the Board of Directors.

          Section 2. Number, Election and Term of Office.
          ---------  -----------------------------------

          (a) The number of Directors which shall constitute the Board of Directors shall be such number, not less than three nor more than fifteen, as shall be from time to time determined by the Board of Directors.

          (b)  Directors need not be stockholders.

          (c) The directors shall, except for the filling of vacancies as hereinafter provided, be elected at the annual meeting, or a special meeting called for that purpose, of stockholders and each director shall hold office until the next annual meeting of stockholders and until his successor shall have been duly elected and qualified or until his death, resignation, disqualification or removal.

                                                                       Exhibit A
                                                                      Schedule 2
                                                                    Page 4 of 13


          Section 3. Meetings. Upon the adjournment of the annual meeting or
          ---------  --------
stockholders, the Board of Directors shall meet as soon as practicable to appoint officers for the ensuing year and to transact such other business as may properly come before the meeting.

          The Board, by resolution, may provide for the holding of other regular meetings and may fix the time and place of holding the same.

          Special meetings of the Board of Directors shall be held whenever called by the President or by any two directors.

          Section 4. Place of Meeting. The Board may hold its meetings at such
          ---------  ----------------
place or places within or without the State of Delaware as the Board of Directors may from time to time determine, or as may be designated in the notice or in waivers of notice thereof signed by all of the directors.

          Section 5. Notice of Meetings. Except as hereinafter provided, notice
          ---------  ------------------
need not be given (i) of the regular meeting of the Board of Directors held immediately following the annual meeting of stockholders, or (ii) of any other regular meeting of the Board of Directors if the time and place of meeting has been specified in a resolution of the Board of Directors adopted at least twenty
(20) days prior to the time of holding such meeting or (iii) with respect to any meeting if every member of the Board of Directors is present. Except as otherwise required by law, notice of the time and place of holding each other meeting of the Board of Directors shall be mailed to each director, postage prepaid, addressed to him at his residence or usual place of business, or at such other address as he may have designated in a written request filed with the Secretary of the Company at least two (2) days before the day on which the meeting is to be held, or shall be sent to him at such address by telegram or cablegram or given personally or by telephone, at least twenty-four (24) hours before the time at which such meeting is to be held. Notice shall be deemed to have been given when deposited in the mail or filed with the telegraph or cable office, properly addressed. Notice of a meeting of the Board need not state the purposes thereof, except as otherwise by law or by Article VIII, Section 1, of these By-Laws expressly provided. No notice of an adjourned meeting need be given.

          Section 6. Quorum and Manner of Acting. At each meeting of the Board a
          ---------  ---------------------------
quorum for the transaction of business shall consist of one-half (1/2) of the total number of directors, if the Board shall consist of an even number of directors, or shall consist of a majority of the total number of directors, if the Board shall consist of an odd number of directors, and (except as otherwise provided in Section 9 of this Article II

                                                                       Exhibit A
                                                                      Schedule 2
                                                                    Page 5 of 13


and Section 1 and Section 5 of Article III) the act of a majority of the directors so present at a meeting at which a quorum is present shall constitute the act of the Board; whether or not there is a quorum at any meeting, a majority of the directors who are present may adjourn the meeting from time to time to a day certain. The directors shall act only as a Board and shall have no power as individual directors.

          Section 7. Resignations. Any director may resign at any time by giving
          ---------  ------------
written notice thereof to the Chairman of the Board, the President or to the Board. Such resignation shall take effect as of its date unless some other date is specified therein, in which event it shall be effective as of that date. The acceptance of such resignation shall not be necessary to make it effective.

          Section 8. Removal. Any director may be removed (i) for cause at any
          ---------  -------
time by the affirmative vote of the holders of record of a majority in number of the issued and outstanding shares of the Company having voting power, at any meeting of stockholders called for that purpose, or (ii) as otherwise may be provided by law.

          Section 9. Vacancies. Any vacancy in the Board arising at any time
          ---------  ---------
from any cause, including an increase in the number of directors by an amendment of the By-Laws adopted by a majority of the whole Board and including the failure of the stockholders to elect a full Board, may be filled by the vote of a majority of the directors remaining in office, although such majority is less than a quorum; or any such vacancy may be filled by the stockholders entitled to vote upon an election of directors, at any special meeting of stockholders called for the purpose of filling such vacancy. Any director so appointed or elected shall hold office until the next election of directors and until his successor shall have been duly elected and qualified.

          Section 10. Fees. Directors shall not receive any stated compensation
          ----------  ----
for their services as such, but, subject to such limitations with respect thereto as may be determined from time to time by the stockholders or by resolution of the Board, fees in a reasonable amount may be paid (either per annum or on the occasion of each meeting) to the directors for attendance at meetings of the Board or adjournments thereof. By resolution of the Board, directors may also be reimbursed for traveling expenses incurred in attending such meetings or adjournments thereof. Nothing herein contained shall be construed to preclude any director from serving the Company in any other capacity or receiving compensation for such service.

                                                                       Exhibit A
                                                                      Schedule 2
                                                                    Page 6 of 13


                                  ARTICLE III
                                  -----------

                        Executive and other Committees
                        ------------------------------

          Section 1. Executive Committee. General Powers and Membership. The
          ---------  -------------------  -----------------------------
Board may, by resolution adopted by a majority or the whole Board, elect from its members, an Executive Committee and/or one or more other committees, each consisting of three or more members. Unless otherwise expressly provided by law or by the Certificate of Incorporation of the Company or by resolution of the Board, the Executive Committee shall have and may exercise all the powers conferred upon it by the Board (except the power to appoint or remove a member of the Executive Committee or of any other committee and the power to remove an officer appointed by the Board), and each other committee shall have and may exercise, when the Board is not in session, such powers as the Board shall confer. All action by any committee shall be reported to the Board at its meeting next succeeding such action and, insofar as the rights of third parties shall not be affected thereby, shall be subject to revision and alteration by the Board.

          Section 2. Organization. Unless otherwise provided by resolution of
          ---------  ------------
the Board, a chairman chosen by each committee shall preside at all meetings of such committee, and the Secretary of the Company shall act as secretary thereof. In the absence at any meeting of the Secretary, the chairman of such meeting shall appoint an Assistant Secretary of the Company, or, if none is present, some other person to act as secretary of the meeting.

          Section 3. Meetings. Each committee shall adopt its own rules
          ---------  --------
governing the time and place of holding and the method of calling its meetings and the conduct of its proceedings and shall meet as provided by such rules or by resolution of the Board, and it shall also meet at the call of any member of the committee. Unless otherwise provided by such rules or by said resolution, notice of the time and place of each meeting of a committee, shall be mailed, sent or given to each member of such committee in the same manner as provided in
Section 5 of Article II with respect to notices of meetings of the Board.

          Section 4. Quorum and Manner of Acting. A majority of the members of
          ---------  ---------------------------
each committee shall be either present in person at, or participating by telephone in, each meeting of such committee in order to constitute a quorum for the transaction of business thereat. The act of a majority of the members so present at or Participating in a meeting at which a quorum is present or participating shall be the act of such committee. The members of each committee shall act only as a committee, and shall have no power as individual members.

                                                                       Exhibit A
                                                                      Schedule 2
                                                                    Page 7 of 13


          Section 5. Removal. Any member of any committee may be removed from
          ---------  -------
such committee, either with or without cause, at any time, by resolution adopted by a majority of the whole Board at any meeting of the Board.

          Section 6. Vacancies. Any vacancy in any committee shall be filled by
          ---------  ---------
the Board in the manner prescribed by these By-Laws for the original appointment of the members of such committee.

                                  ARTICLE IV
                                  ----------

                                   Officers
                                   --------

          Section 1. Appointment and Term of Office. The officers of the Company
          ---------  ------------------------------
shall consist of the President, who must be a director, a Secretary and a Treasurer, and there may be one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers, and such other officers as may be appointed by the Board. One of the directors may also be chosen Chairman of the Board. Each of such officers (except such as may be appointed pursuant to the provisions of paragraph (f) of Section 2 of this Article IV) shall be chosen annually by the Board at its regular meeting immediately following the annual meeting of stockholders and shall hold office until the next annual election and until his successor is chosen and qualified. Two or more offices, other than the offices of President and Secretary, may be held by the same person.

          Section 2. Powers and Duties. The powers and duties of the officers
          ---------  -----------------
shall be those usually pertaining to their respective offices, subject to the supervision and direction of the Board. The officers of the Company may be as follows:

               (a)  Chairman of the Board. The Chairman of the Board (if there
                    ---------------------
          be one) shall preside at all meetings of the Board and shall be ex
                                                                          --
          officio a member of all committees of the directors; and shall
          -------
          perform such other duties as shall be assigned to him from time to time by the Board.

               (b)  President. The President shall be the chief executive
                    ---------
          officer of the Company and shall have general supervision of the business of the Company, and over its several officers, subject, however, to the control of the Board. The President, when present, shall preside at all meetings of stockholders; and in the absence of the Chairman of the Board, if there be one, shall preside at all meetings of the Board. He may

                                                                       Exhibit A
                                                                      Schedule 2
                                                                    Page 8 of 13


          execute and deliver in the name and on behalf of the Company, deeds, mortgages, leases, assignments, bonds, contracts or other instruments authorized by the Board, unless the execution and delivery thereof shall be expressly delegated by these By-Laws or by the Board to some other officer or agent of the Company. He shall, unless otherwise directed by the Board or by any committee thereunto authorized, attend in person or by substitute or proxy appointed by him and act and vote in behalf of the Company at all meetings of the stockholders of any corporation in which the Company holds stock.

               (c)  Vice Chairmen of the Board. Vice Chairmen shall perform the
                    --------------------------
          duties assigned to them by the Board or delegated by the President, at his request or in his absence shall perform as well the duties of the President's office. Each Vice Chairman shall have power also to execute and deliver in the name and on behalf of the company deeds, mortgages, leases, assignments, bonds, contracts or other instruments authorized by the Board, unless the execution and delivery thereof shall be expressly delegated by these By-Laws or by the Board to some other officer or agent of the Company.

               (d)  Executive Vice Presidents. Executive Vice Presidents shall
                    -------------------------
          perform the duties assigned to them by the Board or delegated to them by the President and in order designated by the President, at his request or in his absence shall perform as well the duties of the President's office. Each Executive Vice President shall have power also to execute and deliver in the name and on behalf of the Company deeds, mortgages, leases, assignments, bonds, contracts or other instruments authorized by the Board, unless the execution and delivery thereof shall be expressly delegated by these By-Laws or by the Board to some other officer or agent of the Company.

               (e)  Vice Presidents. Vice Presidents shall perform the duties
                    ---------------
          assigned to them by the Board or delegated to them by the President and, in order of seniority, at his request or in his absence shall perform as well the duties of the President's office. Each Vice President shall have the power also to execute and deliver in the name and on behalf of the Company, deeds, mortgages, leases, assignments, bonds, contracts or other instruments authorized by the Board, unless the execution and delivery thereof shall be expressly delegated by these By-Laws or by the Board to some other officer or agent of the Company.

               (f)  The Secretary. The Secretary shall keep the
                    -------------

                                                                       Exhibit A
                                                                      Schedule 2
                                                                    Page 9 of 13


          minutes of the meetings of the Board of Directors of all committees and of the stockholders and shall be the custodian of all corporate records and of the seal of the Company. He shall see that all notices are duly given in accordance with these By-Laws or as required by law. The Secretary shall have the power also to execute and deliver in the name and on behalf of the Company, deeds, mortgages, leases, assignments, bonds, contracts or other instruments authorized by the Board, unless the execution and delivery thereof shall be expressly delegated by these By-Laws or by the Board to some other officer or agent of the Company.

               (g)  The Treasurer. The Treasurer shall be the principal
                    -------------
          accounting officer of the Company and shall have charge of the corporate funds and securities and shall keep a record of the property and indebtedness of the Company. He shall, if required by the Board, give bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board may require.

               (h)  Other Officers. The Board may appoint such other officers,
                    --------------
          agents or employees as it may deem necessary for the conduct of the business of the Company. In addition, the Board may authorize the president or some other officer to appoint such agents or employees as they deem necessary for the conduct of the business of the Company.

          Section 3. Resignations. Any officer may resign at any time by giving
          ---------  ------------
written notice thereof to the President or to the Board. Any such resignation shall take effect as of its date unless some other date is specified therein, in which event it shall be effective as of that date. The acceptance of such resignation shall not be necessary to make it effective.

          Section 4. Removal. Any officer may be removed at any time, either
          ---------  -------
with or without cause, by resolution adopted by a majority of the whole Board at any meeting of the Board or by the Committee or superior officer by whom he was appointed to office or upon whom such power of removal has been conferred by resolution adopted by a majority of the whole Board.

          Section 5. Vacancies. A vacancy in any office arising at any time from
          ---------  ---------
any cause, may be filled by the Board or by the officer or committee authorized by the Board to appoint to that office.

          Section 6. Salaries. Salaries of all officers shall be fixed from time
          ---------  --------
to time by the Board of Directors or the Executive Committee and no officer shall be precluded from receiving a salary because he is also a director of the Company.

                                                                       Exhibit A
                                                                      Schedule 2
                                                                   Page 10 of 13


                                  ARTICLE V
                                  ---------

                   Shares of Stock and their Transfer; Books
                   -----------------------------------------

          Section 1. Forms of Certificates. Shares of the capital stock of the
          ---------  ---------------------
Company shall be represented by certificates in such form, not inconsistent with law or with the Certificate of Incorporation of the Company, as shall be approved by the Board, and shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and sealed with the seal of the Company. Such seal may be a facsimile, engraved or printed. Where any such certificate is countersigned by a transfer agent or transfer clerk and by a registrar, the signatures of such President, Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer upon such certificate may be facsimiles, engraved or printed.

          Section 2. Transfer of Shares. Shares of stock of the Company shall be
          ---------  ------------------
transferred only on the stock books of the Company by the holder of record thereof in person or by his duly authorized attorney, upon surrender of the certificate therefor.

          Section 3. Stockholders of Record. Stockholders of record entitled to
          ---------  ----------------------
vote at any meeting of stockholders or entitled to receive payment of any dividend or to any allotment of rights or to exercise the rights in respect of any change or conversion or exchange of capital stock shall be determined according to the Company's record of stockholders and, if so determined by the Board of Directors in the manner provided by statute, shall be such stockholders of record at the date (a) fixed for closing the stock transfer books, or (b) as of the date of record.

          Section 4. Lost, Stolen or Destroyed Certificates. The Board may
          ---------  --------------------------------------
direct the issuance of new or duplicate stock certificates in place of lost, stolen or destroyed certificates, upon being furnished with evidence satisfactory to it of the loss, theft or destruction and upon being furnished with indemnity satisfactory to it. The Board may delegate to any committee authority to administer the provisions of this Section.

          Section 5. Closing of Transfer Books. The Board shall have power to
          ---------  -------------------------
close the stock transfer books of the Company for a period not exceeding fifty
(50) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the day for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or for a period of not exceeding fifty (50) days in connection with obtaining the consent of stockholders for

                                                                       Exhibit A
                                                                      Schedule 2
                                                                   Page 11 of 13


any purpose; or the Board may, in its discretion, fix a date, not more than fifty (50) days before any stockholders' meeting, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and at any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment or rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice and to vote at such meeting and at any adjournment thereof, or to receive payment of such dividend, or to exercise such rights, or to give such consent as the case may be, notwithstanding any transfer of any stock on the books of the Company after such record date fixed as aforesaid.

          Section 6. Regulations. The Board may make such rules and regulations
          ---------  -----------
as it may deem expedient concerning the issuance, transfer and registration of certificates of stock. It may appoint one or more transfer agents or registrars of transfers, or both, and may require all certificates of stock to bear the signature of either or both.

          Section 7. Examination of Books by Stockholders. The original or
          ---------  ------------------------------------
duplicate stock ledger containing the names and addresses of the stockholders and the number of shares held by them, respectively, shall, at all times during the usual hours of business, be open to the inspection of every stockholder of the Company, at its principal office in the State of Delaware.

                                  ARTICLE VI
                                  ----------

                        Execution of Instruments, etc.
                        ------------------------------

          Section 1. Contracts, etc. The Board or any committee thereunto
          ---------  --------------
authorized may authorize any officer or officers, agent or agents, to enter into any contract or to execute and deliver in the name and on behalf of the Company any contract or other instrument, except certificates representing shares of stock of the Company, and such authority may be general or may be confined to specific instances.

          Section 2. Checks, Drafts, etc. All checks, drafts or other orders for
          ---------  -------------------
the payment of money, notes, acceptances or other evidence of indebtedness issued by or in the name of the Company shall be signed by such officer or officers, agent or agents of the Company and in such manner as shall be determined

                                                                       Exhibit A
                                                                      Schedule 2
                                                                   Page 12 of 13


from time to time by resolution of the Board. Unless otherwise provided by resolution of the Board, endorsements for deposit to the credit of the Company in any of its duly authorized depositaries may be made by hand-stamped legend in the name of the Company or by written endorsement of any officer without countersignature.

          Section 3. Loans. No loans shall be contracted on behalf of the
          ---------  -----
Company unless authorized by the Board, but when so authorized, unless a particular officer or agent is directed to negotiate the same, may be negotiated, up to the amount so authorized, by the President or a Vice President or the Treasurer; and such officers are hereby severally authorized to execute and deliver in the name and on behalf of the Company, notes or other evidences of indebtedness countersigned by the President or a Vice President for the amount of such loans and to give security for the payment of any and all loans, advances and indebtedness by hypothecating, pledging or transferring any part or all of the property of the Company, real or personal, at any time owned by the Company.

          Section 4.  Sale or Transfer of Securities Held by the Corporation.
          ---------   ------------------------------------------------------
Stock certificates, bonds or other securities at any time owned by the Company may be held on behalf of the Company or sold, transferred or otherwise disposed of pursuant to authorization by the Board, or of any committee thereunto duly authorized, and, when so authorized to be sold, transferred or otherwise disposed of, may be transferred from the name of the Company by the signature of the President or a Vice President and the Treasurer or the Assistant Treasurer or the Secretary or the Assistant Secretary.

                                  ARTICLE VII
                                  -----------

                                 Miscellaneous
                                 -------------

          Section 1. Offices. The Company shall have an office at such place in
          ---------  -------
the State of Delaware and may have offices at such place or places within or outside the State of Delaware as the Board from time to time shall determine.

          Section 2. Fiscal Year. Until otherwise determined by the Board, the
          ---------  -----------
fiscal year of the Company shall be the year ended December 31.

          Section 3. Seal. The corporate seal shall be a device containing the
          ---------  ----
name of the Company, the year of its organization and the word "Delaware".

                                                                       Exhibit A
                                                                      Schedule 2
                                                                   Page 13 of 13


          Section 4. Waiver of Notice. Whenever any notice is required to be
          ---------  ----------------
given to any shareholder or director under the provisions of any statute, the Certificate of Incorporation or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at any meeting shall constitute a waiver of notice thereof except as otherwise provided by statute.

          Section 5. Annual Report. The Company shall prepare and mail to each
          ---------  -------------
of its stockholders of record on such date as shall be determined by the Board of Directors, after the close of each fiscal year and before the next annual meeting of stockholders, an annual report of the Company's operations and financial position, including audited financial statements consisting of at least a balance sheet as of the end of such fiscal year and statements of profit and loss and of surplus for such fiscal year, together with the auditor's report covering such financial statements.

                                 ARTICLE VIII
                                 ------------

                          Amendment of These By-Laws
                          --------------------------

          Section 1. Amendments. These By-Laws maybe amended or repealed in
          ---------  ----------
whole or in part by the affirmative vote of the holders of a majority in number of the issued and outstanding shares of the Company having voting power, present at my regular or special meeting of stockholders, provided notice of the proposed amendment or repeal is included in the notice of meeting. Subject to the provisions of Section 2 of this Article VIII, the Board of Directors shall also have power to amend, or repeal the By-Laws in whole or in part any regular or special meeting of the Board, provided notice of the proposed change is included in notice of the meeting, but such amendment or repeal by the Board shall be reviewed and adopted or reversed at the stockholders meeting next following the meeting of the Board at which such change was adopted. Until such reversal by the stockholders, however, any changes effected by the Board in accordance with the provisions of this Section shall continue in full force and effect.

          Section 2. Limitation on Power of Directors to Amend. If any By-Law
          ---------  -----------------------------------------
regulating an impending election of directors is adopted or amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of stockholders for the election of directors the By-Laws so adopted or amended or repealed together with a concise statement of the changes made.